Exhibit 99.1

CONSENT OF PROSPECTIVE DIRECTOR

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in this Registration Statement on Form S-1 of TVAX Biomedical, Inc. (“TVAX”), and all amendments thereto (the “Registration Statement”), as a person who is to become a director of TVAX, and to the filing of this consent as an exhibit to the Registration Statement.

Date: August 31, 2011

By:	/s/ Peter C. Brown
Peter C. Brown